UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

Propanc Health Group Corporation

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PROPANC HEALTH GROUP CORPORATION

PROPANC HEALTH GROUP CORPORATION

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement is provided on or about March 15, 2017 to the stockholders of record on February 16, 2017 of Propanc Health Group Corporation, a Delaware corporation, to advise the stockholders that on February 16, 2017 our board of directors and stockholders holding at least a majority of our voting power authorized the following actions:

1.	A reverse stock split of the issued and outstanding shares of our common stock, par value $0.001 per share, by a ratio of not less than 1-for-10 and not more than 1-for-250. The reverse stock split may be effected at any time, with the exact ratio to be determined at a whole number within the range disclosed in the previous sentence, by our board of directors in its sole discretion. Further, our board of directors may, also in its sole discretion, determine whether or not a reverse stock split is effected at all.

2.	The reduction in the number of authorized shares of our common stock from 2,000,000,000 to 100,000,000 and the reduction in the number of authorized shares of our preferred stock, par value $0.01 per share, from 10,000,000 to 1,500,005.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended we are required to distribute this information statement describing the actions listed above to our stockholders of record on February 16, 2017. Further, these actions will not be effective until a date at least twenty (20) days after the date that the information statement is filed and delivered to our stockholders of record on February 16, 2017.

Please feel free to call us at 61 03 9882 6723 should you have any questions on the enclosed information statement.

BY ORDER OF THE BOARD OF DIRECTORS
OF PROPANC HEALTH GROUP CORPORATION

James Nathanielsz
Chief Executive Officer

Propanc Health Group Corporation

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This information statement (the “ Information Statement”) is furnished to the stockholders of Propanc Health Group Corporation, a Delaware corporation (the “Company,” “we,” “our,” or “us”) at the close of business on February 16, 2017 (the “Record Date”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock (the “Voting Stockholders”) to approve the Corporate Actions, as defined below.

On the Record Date, the board of directors of the Company (the “Board”) approved and submitted for the approval of our stockholders an amendment to our Amended Certificate of Incorporation, to effect a reverse stock split of our common stock by a ratio of not less than 1-for-10 and not more than 1-for-250 (the “Reverse Split”). The Reverse Split could be effected at any time, at the exact ratio to be set at a whole number within the range provided in the preceding sentence as determined by the Board in its discretion. Further, the Board may, in its sole discretion, determine whether or not the Reverse Split is effected at all.

On the Record Date, the Voting Stockholders approved the Reverse Split by written consent in lieu of a meeting, in accordance with Section 228 of the Delaware General Corporation Law (the “Written Consent”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

We believe the Reverse Split will increase our share price and thereby enhance the ability of the Company to list its shares on a national securities exchange, providing the Company and its stockholders with, among other things: immediate access to a much larger national financial market; access to institutional and other large scale investors; and the ability to market and publicize performance and other relevant information to a larger audience.

We are further notifying our stockholders, pursuant to this Information Statement, that the Voting Stockholders also, via the Written Consent, approved a reduction in the number of authorized shares of common stock from 2,000,000,000 to 100,000,000 and the reduction in the number of authorized shares of preferred stock of the Company, par value $0.01 per share, from 10,000,000 to 1,500,005 (the “Authorized Share Reduction” and, together with the Reverse Split, the “Corporate Actions”). Accordingly, we are not soliciting your consent in connection with the Authorized Share Reduction.

The Voting Stockholders consist of: (i) stockholders owning 71,427,645 shares of our issued and outstanding common stock, par value $0.001 per share (the “Common Stock”); (ii) 500,000 shares of our issued and outstanding series A preferred stock, par value $0.01 per share (the “Series A Preferred Stock”); and (iii) one share of our issued and outstanding series B preferred stock, par value $0.01 per share (the “Series B Preferred Stock”). The Voting Stockholders approved the Reverse Split and the Authorized Share Reduction by written consent in lieu of a meeting on the Record Date, in accordance with the Delaware General Corporation Law (“DGCL”). Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the Corporate Actions. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the Corporate Actions taken by written consent.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our non-voting stockholders to notify them of the Corporate Actions. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until a date at least 20 days after the date on which this Information Statement has been delivered to stockholders.  This Information Statement will serve as written notice to our stockholders pursuant to the DGCL.

ABOUT THE INFORMATION STATEMENT

What is the purpose of this information statement?

This Information Statement is being furnished to you pursuant to Section 14(c) of the Exchange Act to notify our stockholders as of the close of business on the Record Date of the Corporate Actions taken by the Voting Stockholders.

The Voting Stockholders holding a majority of our outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after the distribution of this Information Statement to stockholders.

Who is entitled to notice?

Each outstanding share of our voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Voting Stockholders. The Voting Stockholders as of the close of business on the Record Date held the authority to cast votes in excess of fifty percent (50%) of our outstanding voting power and have voted in favor of the Corporate Actions. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Company’s stockholders.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of our securities as of the Record Date. As of the Record Date, our voting securities consisted of 914,132,130 shares of Common Stock, 500,000 shares of Series A Preferred Stock and one share of our Series B Preferred Stock. Each share of Series A Preferred Stock is entitled to cast 500 votes. Each share of Series B Preferred Stock is entitled to cast the same number of votes as the total number of shares of Common Stock outstanding.

What corporate matters did the Voting Stockholders vote for, and how did they vote?

Voting Stockholders holding a majority of our outstanding voting securities have voted in favor of a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-250 at any time, with the Board having the sole discretion as to whether or not the Reverse Split is to be effected, and with the exact ratio of any Reverse Split to be set at a whole number within the above range as determined by the Board, also in its sole discretion. The Voting Stockholders holding a majority of our outstanding voting securities have also voted in favor of a reduction in the number of authorized shares of Common Stock from 2,000,000,000 to 100,000,000 and the reduction in the number of authorized shares of preferred stock of the Company, par value $0.01 per share, from 10,000,000 to 1,500,005.

 What vote is required to approve the Reverse Split and the Authorized Share Reduction?

No further vote is required for approval of either the Reverse Split or the Authorized Share Reduction.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $10,000.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future filings with the SEC; in this regard, we refer you to the “Risk Factors” section included in our annual report on Form 10-K for the fiscal year ended June 30, 2016.

VOTES REQUIRED AND RELATED INFORMATION

Section 228 of the DGCL generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Further, pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split and the Authorized Share Reduction. In order to eliminate the costs and management time involved in holding a special meeting, our Board determined that it was in the best interests of all of our shareholders that the Corporate Actions be adopted via the Written Consent and this Information Statement be delivered to all stockholders as notice thereof.

As of the Record Date, there were 914,132,130 shares of Common Stock issued and outstanding, 500,000 shares of Series A Preferred Stock issued and outstanding, and one share of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 500 votes, and each share of Series B Preferred Stock is entitled to cast the same number of votes as the total number of shares of Common Stock outstanding. Accordingly, for the approval of the Corporate Actions, the affirmative vote of a majority of voting shares outstanding and entitled to vote at the Record Date, or 1,039,132,131 votes, was required for approval. The Voting Stockholders combine to account for an affirmative vote of 1,235,559,775 votes, which exceeds the required number of votes in favor of the Corporate Actions.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Corporate Actions. The persons that have consented to the Corporate Actions hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Corporate Actions.

VOTING STOCKHOLDERS

On the Record Date, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Reverse Split and the Authorized Share Reduction. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the Corporate Actions in a timely manner.

On the Record Date, the following Voting Stockholders executed the Written Consent with respect to the Corporate Actions:

Shareholder Name	Class of Shares Held	No. of Shares	No. of Votes	% of Outstanding Votes
North Horizon Pty Ltd.	Common Stock	42,961,111	42,961,111	2.1%
	Series A Preferred Stock	500,000	250,000,000	12.0%

James Nathanielsz	Series B Preferred Stock	1	914,132,130	44.0%

Julian Kenyon	Common Stock	28,466,534	28,466,534	1.4%
		Total:	1,235,559,775	59.5%

Mr. James Nathanielsz, our principal executive officer and one of our directors, has voting and investment power over the shares of Common Stock and Series A Preferred Stock held by North Horizon Pty Ltd. Mr. Nathanielsz holds one share of the Company’s Series B Preferred Stock in his own name. The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Voting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

ACTION NO. 1: AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On the Record Date, the Board approved an amendment, subject to shareholder approval, to the Company’s Amended Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-250 at any time, with the Board having the discretion as to whether or not the Reverse Split is to be effected, and with the exact ratio of any Reverse Split to be set at a whole number within the specified range as determined by the Board in its discretion. The Voting Stockholders approved the Reverse Split by written consent in lieu of a meeting on the Record Date.  The Company currently has authorized 2,010,000,000 shares of capital stock, 2,000,000,000 of which are authorized as Common Stock and 10,000,000 of which are authorized as preferred stock, par value $0.01 per share.  As of the Record Date, there were outstanding 914,132,130 shares of Common Stock, 500,000 shares of Series A Preferred Stock and one share of Series B Preferred Stock, respectively.

Purposes of the Reverse Split

Better Position the Company for Listing on a National Securities Exchange

Our Board submitted the Reverse Split to our majority stockholders for approval with the intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of a national securities exchange and to make our Common Stock more attractive to a broader range of institutional and other investors. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that, following the Reverse Split, our per share market price will increase proportionate to the Reverse Split.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in penny stocks and that brokerage firms may be reluctant to recommend penny stock to their clients, which may be due in part to a perception that penny stocks are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors.  We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists. Furthermore, as a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding. The reduced number of issued and outstanding number of shares may, in the view of the Board, attract new investment partners to assist with the development of Company initiatives and business plans.

For the above reasons, the Board believes that the Reverse Split is in the best interests of the Company and its stockholders.

We cannot assure you that all or any of the anticipated beneficial effects of the Reverse Split will occur.  Our Board cannot predict with certainty what effect the Reverse Split will have on the market price or liquidity of our Common Stock, particularly over the longer term.  Some investors may view a Reverse Split negatively, which could result in a decrease in our market capitalization.  Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Effect of Reverse Split on Authorized Shares of Capital Stock

How a Reverse Split Will Affect Securityholders. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, we will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of our Common Stock. Any new shares will remain fully paid and nonassessable.

Depending on the ratio for the Reverse Split determined by the Board, a minimum of 10 and a maximum of 250 shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows the number of outstanding shares of Common Stock, as of the Record Date, that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-10	91,413,213
1-for-25	36,565,285
1-for-50	18,282,643
1-for-100	9,141,321
1-for-200	4,570,661
1-for-250	3,656,529

The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our Board.

Potential Effect of Reverse Split on Authorized Shares of Common Stock. The Reverse Split will not by itself change the number of authorized shares of our Common Stock, which is currently 2,000,000,000, under our Amended Certificate of Incorporation. The Authorized Share Reduction, as described in Action No. 2 below, will, however, reduce the number of authorized shares of Common Stock to 100,000,000.

Fractional Shares.   The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except to the extent that the result of the Reverse Split results in any of our stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one share.  In addition, the Reverse Split will not affect any stockholders’ percentage ownership or proportionate voting power.  The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Effect on Voting Rights of, and Dividends on, our Capital Stock. Proportionate voting rights and other rights of the holders of our capital stock would not be affected by the Reverse Split.  The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the Reverse Split to the next whole share, as discussed under “Fractional Shares,” above.  For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property. Therefore, we do not believe that a Reverse Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Registered and Beneficial Stockholders.   Upon the consummation of the Reverse Split, we intend to treat stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or other nominee.

Effect on Registered "Book-entry" Stockholder. Our registered stockholders may hold some or all of their shares electronically in book-entry form.  These stockholders will not have stock certificates evidencing their ownership of the stock. These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your post-Reverse Split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares. Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. Stockholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity.  The decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects for our Common Stock do not occur.  See “Purposes of the Reverse Split,” above.

Effective Date of the Reverse Split.   The Reverse Split would become effective upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Appendix A. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split. The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split.

Accounting Consequences and Effect on Registration of Common Stock Under the Exchange Act

The par value of our Common Stock would remain unchanged at $0.001 per share after the Reverse Split. However, the Common Stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of new Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding.

Our Common Stock is currently registered under the Exchange Act.  A Reverse Split would not affect the registration of our Common Stock under the Exchange Act.  After the Reverse Split, our Common Stock would continue to be reported on the OTCQB market under the symbol "PPCH."

ACTION NO. 2: AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 2,000,000,000 TO 100,000,000 AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 10,000,000 TO 1,500,005.

General

On the Record Date, the Board approved an amendment, subject to shareholder approval, to the Company’s Amended Certificate of Incorporation to effect the Authorized Share Reduction, i.e. to reduce the number of shares of authorized Common Stock from 2,000,000,000 to 100,000,000 and to reduce the number of authorized shares of preferred stock from 10,000,000 to 1,500,005. The Voting Stockholders approved the Authorized Share Reduction by written consent in lieu of a meeting on the Record Date.

Purposes of the Authorized Share Reduction

The principal purpose of the Authorized Share Reduction is to more closely align our capital structure. While the Reverse Split’s ratio has yet to be determined, any such action will create a sharp reduction in the number of outstanding shares of Common Stock and would, with no further action by us, result in a disparity in the ratio of our outstanding to authorized shares of Common Stock that would be too great in our opinion. By implementing the Authorized Share Reduction we will still have a sufficient number of authorized shares of both Common Stock and preferred stock that will afford us maximum flexibility to issue shares of either class in the future while allowing us to have a proportionate capital structure that is not too unwieldy. Further, were we to maintain the number of authorized shares at its current level after the Reverse Split is effected, the resulting possibility that we could markedly dilute our equity at any time could make it more difficult for us to obtain additional equity financing in the future. The Authorized Share Reduction should mitigate if not eliminate any such concern on the part of potential investors.

In addition, as a Delaware corporation the amount of franchise tax we are required to pay to our state of incorporation is calculated using a formula that includes our total assets and the number of authorized shares of Common Stock. Were we to leave the number of authorized shares at its current level, as our total assets increase this could eventually have an impact on the amount of annual franchise tax we incur, causing us to pay significantly more than we are currently required to. By adjusting the number of authorized shares of capital stock downward by means of the Authorized Share Reduction, we should eliminate the possibility that our Delaware franchise tax will increase substantially in the foreseeable future.

Effect of the Authorized Share Reduction

The Authorized Share Reduction will have the immediate effect of reducing the total amount of authorized Common Stock and preferred stock as specified above. Unlike the Reverse Split, it will have no impact on the number of shares you own.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of the Record Date, concerning beneficial ownership of our capital stock held by (1) each person or entity known by us to beneficially own more than 5% of any class of our voting securities, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage ownership is specified if greater than 1%. The address for our officers and directors is 302, 6 Butler Street Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)	Number of Shares Beneficially Owned	Percentage of Class (2)	Number of Shares Beneficially Owned	Percentage of Class (2)

North Horizon Pty Ltd. (3)	42,961,111	4.7%	500,000	100%	-	-

James Nathanielsz	47,666,666 (4)	5.0%	-	-	1	100%

Julian Kenyon (5)	76,133,200	7.9%	-	-	-	-

Delafield Investments Limited c/o Magna Group LLC (6)	210,198,975	- (7)	-	-	-	-

All directors and executive officers, as a group	166,760,977	16.5%	500,000	100%	1	100%

(1) This figure includes options, warrants and notes currently convertible or exercisable, as applicable, into shares of Common Stock within 60 days of the Record Date.

(2) Applicable percentages are based on 914,132,130 shares of Common Stock, 500,000 shares of Series A Preferred Stock and 1 share of Series B Preferred Stock outstanding as of the Record Date, except where the person or entity has the right to receive shares within the next 60 days (as indicated in the other applicable footnotes to this table), which would increase the number of shares owned by such person or entity and the number of shares outstanding.

(3) North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. James Nathanielsz, a director and principal executive officer of the Company, has voting and investment power over these shares.

(4) This total reflects shares of Common Stock issuable under stock options.

(5) This total includes 28,466,534 shares of Common Stock held by Mr. Kenyon, a director of the Company, as of the Record Date, and 47,666,666 shares of Common Stock issuable under stock options.

(6) This total includes 9,065,332 shares of Common Stock held by Delafield Investments Limited (“Delafield”) as of the Record Date. It also includes shares of Common Stock issuable to Delafield upon the conversion of debentures the Company issued to Delafield in 2015 and 2016 and the exercise of a Warrant for 26,000,000 shares of Common Stock the Company issued to Delafield in December 2016.

(7) With the inclusion of the shares of Common Stock issuable upon the conversion or exercise, as applicable, of the derivative securities described in the preceding footnote, Delafield could be deemed, for purposes of this table, to own 16.7% of the outstanding Common Stock; however, the derivative security instruments contain provisions that limit Delafield’s beneficial ownership of our Common Stock to no more than 4.99% and Delafield therefore cannot convert or exercise, as applicable, any amount of the derivative securities that would result in a percentage of ownership greater than 4.99% of our Common Stock.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Corporate Actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director or any associate of such person has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as a stockholder, officer or director.

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 302, 6 Butler Street Camberwell, VIC, 3124 Australia, or by calling us at 61 03 9882 6723. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
OF PROPANC HEALTH GROUP CORPORATION

James Nathanielsz
Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

PROPANC HEALTH GROUP CORPORATION

PROPANC HEALTH GROUP CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:       That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on February 16, 2017, setting forth a proposed amendment to the Amended Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Amended Certificate of Incorporation of this Corporation be amended by deleting Article 4 in its entirety and replacing it as follows:

“Article 4. The total number of shares of common stock that the Corporation is authorized to issue is 100,000,000, at a par value of $0.001 (“Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [10-250] shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

The total number of shares of preferred stock that the Corporation is authorized to issue is 1,500,005, par value of $0.01.

The total number of shares the Corporation is therefore authorized to issue is 101,500,005, of which 100,000,000 are shares of Common Stock with the par value $0.001 and 1,500,005 are shares of Preferred Stock with the par value $0.01.”

SECOND:       That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware to approve the Reverse Stock Split.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___ day of _________________.

PROPANC HEALTH GROUP
CORPORATION

By:
Name:	James Nathanielsz
Title:	Chief Executive Officer